Ex-99.h.4

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

March __, 2007

Delaware Group Equity Funds V
2005 Market Street
Philadelphia, PA 19103

     Re:     Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of Delaware Dividend Income Fund, Delaware Small Cap Core Fund, and Delaware Small Cap Value Fund (collectively, the “Funds”), which are series of Delaware Group Equity Funds V, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for the Funds’ Class A Shares and Class R Shares, so that such Funds’ Rule 12b-1 (distribution) fees will not exceed the amounts indicated below for the period April 1, 2007 through March 31, 2008:

Fund	Expense Limitation
Delaware Dividend Income Fund
Class A	0.25%
Class R	0.50%
Delaware Small Cap Core Fund
Class A	0.25%
Class R	0.50%
Delaware Small Cap Value Fund
Class A	0.25%
Class R	0.50%

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:
Name:
Title:
Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds V

By:
Name:
Title:
Date: